Exhibit 3.15

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF THE CORTLAND COMPANIES, INC.

The undersigned officer of The Cortland Companies, Inc., a corporation originally incorporated pursuant to the General Corporation Law of the State of Delaware on June 3, 2004, under and pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The Corporation as originally incorporated as Sanlo Holdings, Inc. on June 3, 2004.

2. The registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such address is The Corporation Trust Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

4. The Corporation shall have authority to issue 500,000 shares of common stock, $.01 par value per share (“Common Stock”).

5. The board of directors shall have the power to make, alter, amend or repeal the Bylaws of the Corporation. On all matters submitted to a vote of the board of directors, the Cortec Directors (as defined in Section 2.1 of the Bylaws of the Corporation) shall each have two votes and all other members of the board of directors shall each have one vote.

6. The election of the board of directors need not be by written ballot.

7. The Corporation shall have the power to indemnify to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware as amended from time to time each person that such Section grants the Corporation the power to indemnify.

8. No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission occurring subsequent to the date when this provision becomes effective, except that he may be liable (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

9. The Corporation elects not to be governed by Section 203 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, I have executed this Second Amended and Restated Certificate of Incorporation this 17th day of September, 2007.

THE CORTLAND COMPANIES, INC.

By:	/s/ Jonathan Stein
Name: Jonathan Stein Title: Vice President

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STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE CORTLAND COMPANIES, INC.

THE CORTLAND COMPANIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the corporation approved and adopted the following resolution for amending its Second Amended and Restated Certificate of Incorporation declaring it advisable and recommended that the amendment be submitted to its sole stockholder for consideration:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the Corporation be amended (the “Amendment”) by deleting all of ARTICLE 4 of such Second Amended and Restated Certificate of Incorporation and inserting in lieu thereof the following:

“The Corporation shall have the authority to issue 1,000 shares of common stock, $0.01 par value per share (“Common Stock”).”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has approved said amendment by written consent in accordance with the provisions of Section 228 of the General Corporation Law of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of Delaware.

FOURTH: That this Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation shall he effective upon filing with the Secretary of State of Delaware.

IN WITNESS WHEREOF, THE CORTLAND COMPANIES, INC. has caused this Certificate of Amendment to be executed by its duly authorized officer this 18th day of December, 2008.

THE CORTLAND COMPANIES, INC.

By:	/s/ Terry Braatz
Name: Terry Braatz Its: Treasurer

2

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

THE CORTLAND COMPANIES, INC.

The Cortland Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERT/FY THAT:

FIRST: The Board of Directors of the corporation approved and adopted the following resolutions for amending its Second Amended and Restated Certificate of Incorporation, declared it advisable and recommended that the amendment be submitted to the sole stockholder for its consideration:

RESOLVED, that the Second Amended and Restated Certificate of Incorporation of the corporation be amended to change the name of the corporation to Cortland Company, Inc.

SECOND: The amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by written consent of the corporation’s sole stockholder entitled to vote.

*   *   *

IN WITNESS WHEREOF, The Cortland Companies, Inc. has caused this Certificate of Amendment to be executed by its duly authorized officer this 9th day of September, 2011.

THE CORTLAND COMPANIES, INC.

By:	/s/ Terry M. Braatz
Name: Terry M. Braatz Its: Treasurer

2